Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Renee Campbell

Email:	renee.campbell@valmont.com

Date:	July 11, 2023

Valmont Announces Executive Leadership Changes

CFO Avner M. Applbaum to Succeed Stephen G. Kaniewski as President and CEO

OMAHA, Neb.-- Valmont® Industries, Inc. (NYSE: VMI), a global leader that provides vital infrastructure and advances agricultural productivity while driving innovation through technology, today announced that its Board of Directors has named Avner M. Applbaum, current Executive Vice President and Chief Financial Officer, as President and Chief Executive Officer, effective immediately. Mr. Applbaum succeeds Stephen G. Kaniewski, CEO since December 31, 2017, who is stepping down to pursue other opportunities. Mr. Kaniewski will serve in an advisory capacity as needed to ensure a seamless transition.

The company also announced the appointment of Timothy P. Francis, Senior Vice President and Finance Business Partner, Global Operations, and former SVP, Corporate Controller as Interim Chief Financial Officer.

Mogens C. Bay, Chairman of the Board, commented, “We have much to look forward to with Avner as our next President and CEO. During his tenure, Avner has meaningfully elevated our finance organization, bringing analytical rigor and increased transparency to our stakeholders, and has been instrumental in executing our long-term growth strategy and driving efforts to digitize the way we do business as we continue to transform into an Industrial Tech company. He is a servant leader, who is a steward of our purpose and values. Through Valmont’s robust succession planning process, the Board had identified Avner as CEO successor and we have every confidence in his ability to take Valmont to the next level and deliver value for all our stakeholders.”

Mr. Applbaum commented, “I am humbled and excited for this next chapter with Valmont, and there is a great deal of momentum as we continue to execute our Run-Grow-Transform strategic framework. I am confident that we have the right team, a competitively advantaged position in the markets we serve and a clear vision to continue to deliver returns for our stakeholders. I am grateful to the Board for the opportunity to lead this great organization.”

Mr. Kaniewski said, “My tenure at Valmont in various operating leadership roles and ultimately as CEO, during which we delivered significant total shareholder return, has been immensely rewarding. I am proud of the outstanding team I have built during my five years as CEO and our collective efforts to advance Valmont in both business segments. Avner has worked closely with me as a trusted partner and colleague, and I cannot think of a better person to serve as Valmont’s next CEO. I am fully confident in the team’s ability to continue to execute on the company’s growth trajectory and am committed to doing all I can to support Avner in his new post and ensure a smooth transition.”

Mr. Bay continued, “On behalf of the board, I want to thank Steve for his leadership and the positive impact he had on Valmont, including cultivating a highly talented and experienced executive team that has been instrumental in positioning Valmont for long-term, profitable growth. I look forward to following Steve’s continued success and wish him all the best in his future endeavors.”

Mr. Applbaum has more than 25 years of experience in senior operational and financial roles in publicly traded and private equity-backed companies, including Valmont where he has served as EVP and CFO since March 2020, and previously Double E Company, Ametek, Belden, and TE Connectivity, formerly Tyco Electronics. As EVP and CFO of Valmont, Mr. Applbaum has led the IT infrastructure, cybersecurity and technology innovation functions and has been responsible for developing and implementing the company’s financial strategy and overseeing all financial activities.

About Valmont Industries, Inc.

For over 75 years, Valmont has been a global leader in creating vital infrastructure and advancing agricultural productivity. Today, we remain committed to doing more with less by innovating through technology. Learn more about how we’re Conserving Resources. Improving Life.® at valmont.com.

Concerning Forward-Looking Statements

This release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on assumptions that management has made in light of experience in the industries in which Valmont operates, as well as management’s perceptions of historical trends, current conditions, expected future developments and other factors believed to be appropriate under the circumstances. As you read and consider this release, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (some of which are beyond Valmont’s control) and assumptions. Although management believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect Valmont’s actual financial results and cause them to differ materially from those anticipated in the forward-looking statements. These factors include among other things, the continuing and developing effects of the pandemic including the effects of the outbreak on the general economy and the specific economic effects on the Company’s business and that of its customers and suppliers, risk factors described from time to time in Valmont’s reports to the Securities and Exchange Commission, as well as future economic and market circumstances, industry conditions, company performance and financial results, operating efficiencies, availability and price of raw material, availability and market acceptance of new products, product pricing, domestic and international competitive environments, geopolitical risks, and actions and policy changes of domestic and foreign governments. The Company cautions that any forward-looking statement included in this press release is made as of the date of this press release and the Company does not undertake to update any forward-looking statement.

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